Exhibit 5.1
                              TROUTMAN SANDERS LLP
                                ATTORNEYS AT LAW
                         A LIMITED LIABILITY PARTNERSHIP

                              BANK OF AMERICA PLAZA
                     600 PEACHTREE STREET, N.E. - SUITE 5200
                           ATLANTA, GEORGIA 30308-2216
                             www.troutmansanders.com
                             TELEPHONE: 404-885-3000


                                  June 11, 2004


Savannah Electric and Power Company
600 Bay Street, East
Savannah, Georgia 31401

         Re:      Registration Statement on Form S-3

Ladies and Gentlemen:

         We have acted as counsel to Savannah Electric and Power Company (the "Company") in connection with the Registration Statement on Form S-3, as amended (Registration Statement Nos. 333-115381 and 333-115381-01), filed with the Securities and Exchange Commission (the "Commission") and declared effective by the Commission on May 21, 2004 (the "Registration Statement"), under the Securities Act of 1933, as amended (the "Act"), relating to 1,800,000 shares of 6.00% Series Preferred Stock, Non-Cumulative, Par Value $25 Per Share of the Company (the "Preferred Stock"). We have examined copies of the Charter and the Bylaws of the Company and the amendment to the Charter pursuant to which the terms of the Preferred Stock are included.

         We have examined the originals, or duplicates or certified or conformed copies, of such records, agreements, instruments and other documents and have made such other and further investigations as we have deemed relevant and necessary in connection with the opinions expressed herein. As to questions of fact material to this opinion, we have relied upon certificates of public officials and of officers and representatives of the Company.

         In rendering the opinions set forth below, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as duplicates or certified or conformed copies and the authenticity of the originals of such latter documents.

         Based upon the foregoing, and subject to the qualifications and limitations stated herein, we are of the opinion that the Preferred Stock has been duly executed by the Company and is validly issued, fully paid and non-assessable.

         We are members of the State Bar of Georgia and we do not express any opinion herein concerning any law other than the law of the State of Georgia and the federal law of the United States.


               ATLANTA o HONG KONG o LONDON o NORFOLK o RALEIGH o
           RICHMOND TYSONS CORNER o VIRGINIA BEACH o WASHINGTON, D.C.

TROUTMAN SANDERS LLP
ATTORNEYS AT LAW
A LIMITED LIABILITY PARTNERSHIP

June 11, 2004
Page 2



         We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement and to the statements with respect to our name under the heading "Legal Matters" in the prospectus forming part of the Registration Statement. In giving the foregoing consent, we do not hereby admit that we come within the category of persons whose consent is required under
Section 7 of the Act or the rules and regulations of the Commission thereunder. This opinion may not be furnished or quoted to, or relied upon by, any other person for any purpose, without our prior written consent.

                                                     Very truly yours,

                                                     /s/Troutman Sanders LLP

                                                     TROUTMAN SANDERS LLP